FHP International Corporation/TakeCare, Inc.
                        Stock Option Plan



          This FHP International Corporation/TakeCare, Inc. Stock Option Plan (the "Plan") is adopted pursuant to the Agreement and Plan of Merger, dated as of March 3, 1994, by and among FHP International Corporation (the "Company"), FHP Sub, Inc. and TakeCare, Inc., and is effective as of June 17, 1994. This Plan is the successor to the TakeCare, Inc. Amended and Restated 1990 Stock Option Plan (the "1990 TakeCare Plan") and the TakeCare, Inc. 1993 Stock Option Plan (the "1993 TakeCare Plan", and, together with the 1990 TakeCare Plan, the "TakeCare Plans"). The purpose of this Plan is to provide for the conversion of options granted under the TakeCare Plans that were outstanding as of June 17, 1994 into options (the "Converted Options") to acquire shares of Common Stock of FHP International Corporation (the "Company") in accordance with the terms of this Plan and the Converted Option agreements. Except for the Converted Options, no other options shall be granted by the Company pursuant to this Plan.

          The documents constituting this Plan are this document together with the TakeCare Plan documents attached hereto. Except as otherwise provided herein, the terms, conditions and limitations of the TakeCare Plans are incorporated herein.

          This Plan consists of two parts. Part I is the portion of the Plan which was formerly the 1990 TakeCare Plan, and, except as otherwise provided herein, the terms, conditions and limitations of Part I shall govern the Converted Options previously granted pursuant to the 1990 TakeCare Plan. Part II is the portion of the Plan which was formerly the 1993 TakeCare Plan and, except as otherwise provided herein, the terms, conditions and limitations of Part II shall govern the Converted Options previously granted pursuant to the 1993 TakeCare Plan. Unless sooner terminated by the Board of Directors of the Company (the "Board"), Part I and Part II of this Plan shall each terminate as of the respective dates set forth in the 1990 TakeCare Plan and the 1993 TakeCare Plan.

          Notwithstanding anything else contained herein to the contrary, the following additional provisions shall apply with respect to this Plan:

          1. Definitions. As used in this Plan, all references to:

               (a) "Common Stock" or "Stock" shall mean the Common Stock of the Company; and

               (b)  "TakeCare, Inc." or "TakeCare" shall mean FHP
     International Corporation.

          2. Administration. This Plan shall be administered in the same manner as the FHP International Corporation Executive Incentive Plan (the "Incentive Plan"). Accordingly, this Plan shall be administered by the same committee of the Board which administers the Incentive Plan and such committee shall have all of the same powers, rights and duties under this Plan as it has under the Incentive Plan. In addition, the Committee shall have full power and authority to construe and interpret the terms and provisions of the Plan, which construction or interpretation shall be final and binding on all parties.

          3. Shares Available under this Plan. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock which may be issued under this Plan pursuant to the Converted Options shall not exceed 965,000 shares, subject to adjustment as provided in Paragraph 4 below. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

          4. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the number of shares of Common Stock covered by the Converted Options granted hereunder, and in the prices per share applicable to such Converted Options, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

          5. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions of for the settlement of fractions in cash.

          6. Amendments or Termination. This Plan may be amended from time to time or terminated by resolution of the Board of Directors. Any termination of this Plan shall not adversely affect the rights of holders of Converted Options which are outstanding as of such date of termination.

                         TAKECARE, INC.

           Amended and Restated 1990 Stock Option Plan



     1.   Purpose

     This Amended and Restated 1990 Stock Option Plan adopted as of February 15, 1991 and as amended and restated as of January 1, 1992 (the "Plan"), is designed to provide additional incentive to certain officers and key employees of TakeCare, Inc. (the "Company") or of any subsidiary corporation (the "Subsidiaries") as that term is defined in Section 425 of the Internal Revenue Code of 1986, as amended ("IRC"), to promote the interest of the company, its subsidiaries and its stockholders, and, by facilitating stock ownership on the part of such officers and employees, to encourage them to acquire a proprietary interest in the Company and to remain in its employ or in the employ of its subsidiaries.

     Options issued pursuant to this Plan may constitute incentive stock options within the meaning of Section 422A of the IRC ("Incentive Stock Options") or may be options which do not meet said requirements ("Nonqualified Options").

     2.   Definitions

     "Committee" means the Compensation Committee of the Board of Directors of the Company, whose members shall be appointed from time to time by, and shall serve at the pleasure of, the Company's Board of Directors.

     "Grantee" means a person to whom an option or options under this Plan has or have been granted.

     "Option Agreement" means the written instrument from the Committee to the Grantee of an option describing the terms of the option, as provided in Section 7 hereof.

     "Stock" means the common stock of the Company.

     "Term of the Option" means the period during which a particular option may be exercised as provided in Section 9.1 hereof.

     3.   Effective Date of the Plan; Term

     The Plan shall become effective on the date the shareholders of the Company approved it. No options intended to be Incentive Stock Options may be granted hereunder after August 20, 2000, the tenth anniversary of the date the Board of Directors approved the Plan.


     4.   Shares Subject to the Plan

          The Company has the authority to grant options for the lesser of (i) 600,000 shares or (ii) such number of shares as the Board of Directors shall authorize of the authorized but unissued
Stock of the Company under the Plan.

     5.   Administration of the Plan

     5.1 The Plan shall be administered by the Committee, whose members shall be ineligible to receive options under the Plan.

     5.2 The Committee shall adopt such rules or procedures as it may deem proper; provided, however, that it may take action upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though taken at a meeting duly called and held.

     5.3 The powers of the Committee shall include plenary authority to administer and interpret the Plan, and subject to the provisions hereof, to determine the persons to whom options shall be granted, the number of shares subject to each option, the terms and provisions of each option, and the date on which options shall be granted. Any interpretation of options intended to be Incentive Stock Options shall be made in such a manner that they continue to be Incentive Stock Options.

     6.   Persons Eligible to Receive Options

     The persons who shall be eligible to receive options granted hereunder, intended to be Incentive Stock Options, shall be those key employees and officers (including directors who are full-time employees of the Company) of the company or its Subsidiaries who are selected by the Committee from time to time. Persons designated by the Committee who are eligible to receive Nonqualified Options hereunder need not be employees of the company or its Subsidiaries. A Grantee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

     7.   Options

     7.1 Options shall contain such provisions as may be required by the terms hereof, the time and manner by which the options may be exercised and such other provisions (including restrictions on the option and the option stock) as the Committee shall in its discretion impose. The Committee may vary the terms and provisions of individual options on a case by case basis and shall not be required to make all options uniform. Options of the following types may be granted hereunder:

     (a) Incentive Stock Options as defined in Section 422A of the IRC; and

     (b)  Options which do not qualify as Incentive Stock
          Options.

     7.2 No option intended to be an Incentive Stock Option shall be granted to any person owning, within the meaning of Sections 422A and 425 of the IRC, stock of the company, or its parent or any of the Subsidiaries, possessing more than 10% of the total combined voting power of all classes of stock of any such company unless the provisions of Sections 8 and 9.1 hereof are complied with; and in any one calendar year, no individual shall receive options to purchase stock under any plan of the Company or the Subsidiaries, intended to be Incentive Stock Options, to the extent that the stock subject to such options exercisable for the first time in any year has a value (determined at the time the options are granted) in excess of $100,000.

     7.3 The Committee shall designate appropriate officers of the Company who are hereby authorized to prepare, execute and deliver options in the name of the Company, with such provisions as from time to time may be dictated by the Committee.

     8.   Option Price

     The option price to be paid by the Grantee to the Company upon exercise of the option shall be determined by the Committee at the date such option is granted. No option shall have an option price less than the fair market value of the shares on the date of the grant. If any option intended to be an Incentive Stock Option is granted to any person holding stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any of the Subsidiaries, the option price shall be not less than 110% of the fair market value of the shares on the date of the grant.

     9.   Terms and Exercise of Options

     9.1 Each option granted under the Plan shall be exercisable only during a term commencing on the date when the option was granted and ending (unless the option shall have terminated earlier under other provisions of the Plan) on a date to be fixed by the Committee, but not later than eleven years from the date of grant, in the case of any option not intended to be an Incentive Stock Option, or ten years from the date of grant in the case of any option intended to be an Incentive Stock Option, subject to the following further limitations:

     (a) any option intended to be an Incentive Stock Option which is granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the company or any of the Subsidiaries, shall be exercisable not later than five years from the date of grant; and

     (b) subject to the provisions of Section 10 hereof, any option intended to be an Incentive Stock Option may not be exercisable more than three months after the Grantee ceases to be an employee of the Company or any of the Subsidiaries.

     9.2 The Committee shall have authority to grant options, exercisable in whole or in part, at any time during their term, or exercisable in cumulative or non-cumulative installments, as may be determined by the Committee provided that any option intended to be an Incentive Stock Option shall meet the terms of
Section 7.2 hereof.

     9.3 Options shall be exercised by delivering or mailing to the Committee:

     (a) a notice, in the form prescribed by the Committee, specifying the number of shares to be purchased.

     (b) a check or money order payable to the Company for the full option price in the case of Incentive Stock Options, and in an amount equal to the full option price plus any withholding tax required by law as determined by the Committee in the case of any other option (if provided in the Grantee's Option Agreement, payment of the option price required by this clause (b) may be made by delivery of stock of the Company which will be deemed to be worth its fair market value on the date of delivery), and

     (c) if the shares are to be issued pursuant to the exemption from registration under the Securities Act of 1933 provided by Section 4(2) or any successor section of such Act, an "investment letter" in such form as may be dictated by the Committee.

     9.4 Upon receipt of such notice (and investment letter when applicable) and upon payment of the option price (and taxes when applicable), the Company shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge for issue or transfer tax. In the event that such shares are not registered under the Securities Act of 1933, such certificates shall bear the following legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities acts, and therefore may not be sold or otherwise transferred unless (a) such shares are registered under such Act and the relevant state acts or (b) an opinion of counsel satisfactory to the company is obtained to the effect that such registration is not necessary."

     9.5 All options granted under the Plan shall be non-transferable other than by will or by the laws of descent and distribution, subject to Section 10 hereof, and an option may be exercised during the lifetime of the Grantee only by him.

     9.6 Upon purchase of shares under option by the Grantee, the stock certificate or certificates may, at the request of the Grantee, be issued in the Grantee's name and the name of another person as joint tenants with the right of survivorship, provided that any restrictions upon such stock shall apply with equal force to such joint tenant.

     10.  Exercise of Option after Death of Grantee

     In the absence of terms in the Option Agreement to the contrary, if a Grantee should die prior to exercising his or her option, the option may, until the expiration of one year from the date of death of the Grantee or until the earlier termination of the term of the option, be exercised by the estate of the deceased Grantee up to the extent the deceased Grantee could have exercised the option on the date of his or her death. Such exercise shall otherwise be subject to all applicable conditions and restrictions prescribed in Section 9 hereof and in the Option Agreement.

     11.  Stockholder's Rights

     No person shall have the rights of a stockholder by virtue of a stock option except with respect to shares actually issued to him, and issuance of shares shall confer no retroactive rights to dividends.

     12.  Adjustments

     In the event of the declaration of any stock dividend on the stock or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment, the number of shares of stock and the class of shares of stock available pursuant to the Plan, and the option prices, shall be adjusted by appropriate changes in the Plan and in any options outstanding pursuant to the Plan. Any such adjustment to the Plan or to options or option prices shall be made by action of the Committee, whose determination shall be conclusive; provided, however, that each option granted pursuant to the Plan intended to be an Incentive Stock Option shall be so adjusted as to continue to qualify as an Incentive Stock Option within the meaning of Section 422A of the IRC. Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, acquisition, separation, recapitalization, split-up, combination or exchange of shares of stock, or like adjustment which results in substantially all the shares of the stock of the Company being exchanged for, or converted into cash or other property, the Company shall have the right to terminate the Plan as of the date of the exchange or conversion in which case the options shall become the right to receive such case or property net of the exercise price of the options.

     13.  Termination, Suspension or Amendment of Plan

     The Board of Directors may at any time terminate, suspend or amend the Plan, except that the Board shall not, without the authorization of the holders of a majority of the shares voted at a stockholders' meeting duly called and held, change any provisions (other than those adjustments for changes in capitalization as herein provided) which determine (a) the aggregate number of shares for which options may be granted under the Plan or to any person; (b) the classes of persons eligible for options; or (c) the duration of the Plan. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any Grantee, or any estate of a Grantee (as provided in Section 10 hereof), under the terms of an option granted before the date of such termination, suspension of amendment, unless such Grantee or successor shall consent; but it shall be conclusively presumed that any adjustment or change in capitalization as provided in Section 12 does not adversely affect any such right.

     14.  Application of Proceeds

     The proceeds received by the Company from the sale of its shares under the Plan shall be used for general corporate purposes.

                         TAKECARE, INC.

                     1993 Stock Option Plan

     This TakeCare, Inc. 1993 Stock Option Plan, formerly the
Comprecare Holdings, Inc. 1991 Stock Option Plan (the "Plan") provides for the granting of nonstatutory stock options
("Options") to certain officers, key employees and directors of Comprecare, Inc. ("Comprecare").

     The purpose of the Plan is to provide an incentive for officers, key employees and directors of Comprecare to remain in the service of Comprecare, to extend to them the opportunity to acquire a proprietary interest in Comprecare, and to aid
Comprecare in attracting able persons.

1.   Definitions

     1.1 "Act" means the Securities Exchange Act of 1934, as amended.

     1.2 "Board of Directors" means the board of directors of TakeCare.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Committee" means the Compensation Committee of the Board of Directors of TakeCare, whose members shall be appointed from time to time by, and shall serve at the pleasure of TakeCare's
Board of Directors.

     1.5 "Eligible Individuals" means officers, key employees, and directors of TakeCare.

     1.6 "Holder" means an Eligible Individual to whom an Option has been granted.

     1.7 "Stock" means TakeCare's Common Stock, $.10 par value per share.

     1.8 "TakeCare" means TakeCare, Inc. or any corporation of which 50% or more of the total combined voting power of all classes of stock is controlled by TakeCare.

2.   Stock and Maximum Number of Shares Subject to the Plan

     The Stock which Options granted hereunder give a Holder the right to purchase may be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine. Subject to the adjustments provided for in Paragraph 5.4 hereof, the aggregate number of shares of Stock which may be issued pursuant to the exercise of Options granted hereunder is 162,307 shares. If an Option granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise thereof in full, the shares of Stock subject to but not issued under such Option shall again be available for Options granted hereunder subsequent thereto.

3.   Eligibility

     Options may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof.

4.   Grant of Options and Option Agreements

     Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Options hereunder from time to time. In making grants, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of Comprecare and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Options, and shall authorize and cause TakeCare to grant Options in accordance with such determinations. More than one Option may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder.

     Each option granted hereunder shall be evidenced by an Agreement, executed by TakeCare, incorporating such terms as the Committee shall deem necessary or desirable. Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Option granted hereunder or otherwise, such restrictions on the transferability of shares of the Stock acquired pursuant to an Option granted hereunder or otherwise, and such other provisions as the Committee in its sole and absolute discretion shall deem proper or advisable.


5.   Terms and Conditions of Options

     All Options granted hereunder shall be nonstatutory options not incentive stock options under Section 422 of the Code and shall be subject to the following terms and conditions:

     5.1 Exercise Price. The exercise price is $3.70 per share of Stock.

     5.2 Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price on an Option shall be payable upon the exercise of the Option in cash, by certified or cashier's check, or, with the consent of the Committee, with shares of Stock of TakeCare owned by the Holder. Exercise of an Option shall not be effective until TakeCare has received written notice of exercise. Such notice must specify the number of whole shares to be purchased and be accompanied by payment in full of the aggregate Option price of the number of shares purchased. The Committee may, in its discretion, require a Holder to pay to TakeCare at the time of exercise of an Option or portion thereof the amount that TakeCare deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise.

     Upon receipt of notice and upon payment of the option price (and taxes when applicable), TakeCare shall promptly deliver to the Grantee a certificate or certificates for the shares purchased, without charge for issue or transfer tax. In the event that such shares are not registered under the Securities Act of 1933, as amended, such certificates shall bear the following legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, or any state securities acts, and therefore may not be sold or otherwise transferred unless (a) such shares are registered under such Act and the relevant state acts or (b) an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not necessary."

     Nothing herein or in any Option granted hereunder shall require TakeCare to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for TakeCare, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute of statutes, or any other applicable statute or regulation, as then in effect.

     5.3 Term, Time of Exercise, and Transferability of Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder's lifetime only by him or by his guardian or legal representative. An Option shall not be transferable other than by will or the laws of descent and distribution. Each Option shall also be subject to the following terms and conditions:

     (a) Termination of Employment or Directorship. The provisions of this Paragraph shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by at least one of the employers in the group of employers of TakeCare and/or ceases to be a director of TakeCare for any reason whatsoever, the Holder shall have the right until 5:00 p.m. Pacific Standard Time on the date of such resignation, termination or removal, to exercise the Option with respect to that portion thereof that has become exercisable as of such date of termination of employment or directorship and thereafter the Option shall terminate and cease to be exercisable.

     (b) Disability. The provisions of this Paragraph shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder ceases to be employed by, or a director of, at least one of the employers in the group of employers of TakeCare by reason of disability (as defined in Section 22(e)(3) of the Code) and does not remain or thereupon become a director of TakeCare, or if the Holder ceases by reason of such disability to be a director of at least one of the corporations in the group of corporations of TakeCare, the Holder shall have the right for thirty (30) days after the date of termination of employment or directorship with such group of employers by reason of disability, to exercise an Option to the extent such Option is exercisable on the date of his termination of employment or directorship, and thereafter the Option shall terminate and cease to be exercisable.

     (c) Death. The provisions of this Paragraph shall apply to the extent a Holder's Agreement does not expressly provide otherwise. If a Holder dies while in the employ of, or while a director of TakeCare, an Option shall be exercisable by the Holder's legal representatives, legatees, or distributees for ninety (90) days following the date of the Holder's date of death, and thereafter the Option shall terminate and cease to be exercisable.

     Notwithstanding any other provisions of this Plan, including the provisions of items (a), (b), and (c) of this Paragraph 5.3, no Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe.

     5.4 Adjustments Upon Changes in Capitalization, Merger, Etc. Notwithstanding any other provision hereof, in the event of any change in the number of outstanding shares of Stock effected without receipt of consideration therefor by TakeCare, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which TakeCare is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Option and the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change, provided that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Committee shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 5.4.

     5.5 Rights as a Stockholder. A Holder shall have no right as a shareholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 5.4 hereof.

     5.6 Furnish Information. Each Holder shall furnish to TakeCare all information requested by TakeCare to enable it to comply with any reporting or other requirement imposed upon TakeCare by or under any applicable statute or regulation.

6.   Remedies and Legend

     6.1 Remedies. TakeCare shall be entitled to recover from a Holder reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

     6.2 Legend. Each certificate representing shares issued to a Holder upon exercise of an Option granted under the Plan may, if such share is subject to any transfer restriction, including a right of first refusal, provided for under this Plan or an Agreement, bear a legend that complies with applicable law with respect to the restrictions on transferability referenced in this Paragraph 6.2.

7.   Duration of Plan

     No Options may be granted hereunder after the date that is ten
(10) years from the date the Plan is adopted by the Board of Directors.

8.   Amendment of Plan

     The Board of Directors may, insofar as permitted by law, with respect to any shares which at the time are not subject to Options, suspended or discontinue the Plan or revise or amend it in any respect whatsoever.

9.   General

     9.1 Right of TakeCare to Terminate Employment. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of, or as a director of, TakeCare or interfere in any way with the rights of TakeCare to terminate his employment or directorship at any time.

     9.2 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committees shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by TakeCare in respect of any claim, loss, damage or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by TakeCare, and amounts paid in satisfaction of a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage from time to time be in effect.

     9.3 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, issuance or transfer to execute a release and receipt therefor in such form as it shall determine.

     9.4 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by TakeCare.

     9.5 Corporation Records. Records of TakeCare regarding the Holder's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

     9.6 No Liability of TakeCare. TakeCare assumes no obligation or responsibility to the Holder or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the committee.

     9.7 Corporation Action. Any action required of TakeCare shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

     9.8 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     9.9 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the Untied States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered herewith. TakeCare or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, TakeCare and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.

     9.10 Successors. The Plan shall be binding upon the Holder, his heirs, legatees, and legal representatives, upon TakeCare, its successors, and assigns, and upon the Committee, and its successors.

     9.11 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     9.12 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Colorado except to the extent Colorado law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent Delaware corporate law conflicts with the contract law of such state, in which event Delaware corporate law shall govern. The obligation of TakeCare to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or deliver of such Stock.

     The foregoing Comprecare Holdings, Inc. 1991 Stock Option Plan was adopted by the Board of Directors as of August 20, 1991, and adopted by TakeCare as the TakeCare, Inc. 1993 Stock Option Plan on May 3, 1993.